UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 6, 2007

NCI BUILDING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10943 North Sam Houston Parkway West Houston, Texas		77064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 897-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Election of Officers

At a meeting held on December 6, 2007 (the “Meeting”), the Board of Directors (the “Board”) of NCI Building Systems, Inc. (“NCI”) took the following actions:

At the Meeting, the Board elected Norman C. Chambers (“Mr. Chambers’”), age 58, to the office of Chairman of the Board of NCI. Mr. Chambers has served as President and Chief Executive Officer of NCI since January 2007, served as President and Chief Operating Officer of NCI from April 2004 to January 2007 and as one of NCI’s directors since May 2003. Mr. Chambers was a director and President of Comfort Systems USA, Inc., a provider of heating, ventilation and air conditioning services, from November 2002 until April 2004 and also served as Chief Operating Officer from February 2003 until April 2004. From November 2001 to October 2002, Mr. Chambers was Chief Operating Officer of Capstone Turbine Corporation, a distributive generation technology company. From April 2000 to September 2001, Mr. Chambers served as President and Chief Executive Officer of Petrocosm Corporation, a privately held e-commerce business serving the energy industry. From June 1985 to April 2000, Mr. Chambers served in various executive positions with Halliburton Company, a provider of energy services and related engineering and construction services, and its subsidiaries. Mr. Chambers has over twenty-five years of experience in the engineering and construction industry.

(d) Election of Directors

In addition, the Board adopted a resolution setting the number of directors at ten effective January 1, 2008, and elected Larry D. Edwards and Ed L. Phipps effective as of that date to serve as Class I directors for a term expiring at the annual meeting of stockholders in 2009.

Mr. Edwards, age 58, is the Chairman of the Board of Global Power Equipment Group, a company engaged in design, engineering and fabrication of equipment for gas turbine power plants and power-related equipment for industrial operations (“GPEG”). Mr. Edwards served as the President and Chief Executive Officer of GPEG from June 1998 through October 2003. He was appointed to also serve as President again in February 2004 through December 2004, but remained as CEO until his retirement in June 2005. Mr. Edwards was appointed to serve as again as President and CEO from May 2006 through November 2006. Mr. Edwards also served as the CEO of GPEG’s predecessor company, Global Energy Equipment Group, Inc. from June 1998 until the Company’s initial public offering in May 2001. From February 1994 until June 1998, Mr. Edwards served as the president of Jason Incorporated’s power generation division. From 1976 until 1994, Mr. Edwards held various positions with Braden Manufacturing, including those of vice president of operations, general manager and president. Mr. Edwards earned a B.S. in Industrial Engineering and Management from Oklahoma State University and an M.B.A. with honors from Oklahoma City University. Mr. Edwards has been a director of GPEG and its predecessor since 1998 and was appointed chairman of the board in October 2003. GPEG filed for protection under Chapter 11 of the U.S. Bankruptcy Code in September 2006.

Mr. Phipps, age 56, served as President and Chief Executive Officer of Balfour Beatty Construction LLC, a heavy civil construction contractor, from 2004 until his retirement in 2007. From 2000 to 2003, Mr. Phipps served as President of shipyards held by Atlantic Marine Holding Company. He was President of the Atlantic Marine-Mobile Shipyard from 2000 to 2003 and also President of the Alabama Shipyard from 2001 to 2003. From 1999 to 2000, Mr. Phipps was a manufacturing and corporate equity investment consultant for Meshekow Oil Recovery Corporation, and from 1993 to 1999 he served as Vice President of Manufacturing of Halliburton Energy Services, a company that provides products and services for oil and gas exploration, development and production. Mr. Phipps has also served as an Advisory Board Member for SPM Flow Control, Inc. from 1999 to 2007. In 2007, he also began serving as an Advisory Board Member for Carter Group L.L.C and as a director for the Alabama Institute for the Deaf and Blind.

In connection with their election as directors, Messrs. Edwards and Phipps were each granted a Restricted Stock Award of 1,500 shares effective January 1, 2008. The awards vest in four equal increments on each anniversary of the effective date of their election.

(e) Material Compensatory Plan, Contract or Arrangement.

Executive Compensation.

The Compensation Committee of the Board approved increases in base salary for certain of the Company’s executive officers to the following amounts for fiscal 2008:

Norman C. Chambers	$750,000
Frances P. Hawes	$332,000
Kelly Ginn	$326,812

In addition, the Compensation Committee approved a target restricted stock award for Norman Chambers of $800,000.

Bonus Program

The Compensation Committee approved an amendment to NCI’s Bonus Program (the “Program”). The Program was amended to increase the level of return on assets used in the bonus calculation for fiscal 2008 from a required threshold of 16% to 15%, and a target level of 26% to 25%.

Item 5.03. Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Meeting, the Board adopted revised Bylaws (the “Bylaws”). Descriptions of the material provisions that were changed from the previous bylaws are provided below. A number of other immaterial changes were also made, primarily to streamline and clarify some of the responsibilities of officers of the Company. The following descriptions are summaries and are qualified in their entirety by the Bylaws filed herewith as Exhibit 3.1, the text of which is incorporated by reference in this Section 5.03.

Advance Notice of Shareholder Proposals and Director Nominations. Beginning with the annual meeting of stockholders following the 2008 annual meeting, to be considered timely submitted for consideration at the annual meeting, stockholder proposals and director nominations must be received by the Company not earlier than 110 days nor later than 90 days prior to the date of the annual meeting. Previously, director nominations were required to be submitted not earlier than 75 nor later than 85 days prior to the date of the annual meeting, and stockholder proposals were required to be submitted not later than 120 days prior to the date of the proxy statement for the previous year’s annual meeting was released to stockholders.

Board Vacancies. Directors chosen by the Board to fill vacancies and newly created directorships shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which such director has been elected expires and until such director’s successor has been elected and qualified. Previously, such directors held office until the next annual meeting of stockholders.

Special Board Meetings. Special meetings of the Board may be called by the chairman of the board, the chief executive officer or a majority of the Board. Previously, special meetings could be called by the chairman of the board, the chief executive officer or two directors.

Item 8.01. Other Events

The Board determined that the Company’s 2008 annual meeting of stockholders will be held on Thursday, March 6, 2008, at 10:00 a.m., at the Company’s NCI Conference Center located at 7313 Fairview, Houston, Texas. Stockholders of record as of the close of business on January 8, 2008 will be entitled to notice of, and to vote at, the annual meeting.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

3.1	Bylaws effective as of December 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCI BUILDING SYSTEMS, INC.

By:	/s/ Frances Powell Hawes
Name: Title:	Frances Powell Hawes Executive Vice President, Chief Financial Officer and Treasurer

Dated: December 12, 2007

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